UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2011

Circle Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) Loans.

On March 3 through March 8, 2011, certain of the Company’s directors, executive officers and greater than 10% stockholders made unsecured demand loans (the "Loans") to the Company totaling $900,000, bearing interest at the rate of 6% per annum.

The foregoing description of the Loans is not complete and it is qualified in its entirety by reference to the full text of the form of Promissory Note which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Company intends to use the proceeds to fund working capital requirements and for general corporate purposes. Because certain of the directors, executive officers and greater than 10% stockholders of the Company made the Loans, a majority of the Company’s independent directors approved the transaction.

(b) Series B Preferred Stock.

The Company entered into subscription agreements between February 15 and March 8, 2011 (the "Subscription Agreements") with certain of its accredited investors (collectively, the "Purchasers"), to sell the remaining 85 units (the "Units") at a purchase price of $1,000 per Unit. Each Unit consists of (x) one share of the Company’s Series B Convertible Preferred Stock, $0.01 par value per share (the "Series B Convertible Preferred Stock"), and (y) a warrant to purchase up to a specified number of shares of the Company’s common stock (determined based on the product of (i) the initial stated value of $1,000 per share of Series B Convertible Preferred Stock divided by the weighted average closing price per share of the Company’s common stock as reported on the Pink Sheets over the 30-day period immediately preceding the applicable closing date (the "Closing Price") and (ii) 200%) at a specified exercise price per share (such exercise price representing 150% of the applicable Closing Price) (the "Warrants"). The number of shares of the Company’s common stock underlying each Warrant ranges from 2,676 shares to 2,820 shares and the exercise price per share at which each Warrant is exercisable ranges from $0.5319 to $0.5606 due to variances in the Closing Prices referenced in clause (y) of the preceding sentence. The Warrants are exercisable for a period of 5 years.

The Company generated aggregate proceeds of $85,000 from the sales of the Units pursuant to the Subscription Agreements. The Company intends to use the proceeds to fund working capital requirements and for general corporate purposes. Because certain of the Purchasers are directors, executive officers and greater than 10% stockholders of the Company, a majority of the Company’s independent directors approved the transaction.

As previously reported in the Company’s Current Report on Form 8-K dated August 18, 2010 (the "August 2010 Form 8-K"), the Company created 2,500 shares of Series B Convertible Preferred Stock by filing a Certificate of Designation (the "Series B Certificate of Designation") with the Secretary of State of the State of Delaware thereby amending its Amended and Restated Certificate of Incorporation, as amended. The Company has issued and sold all of the 2,500 authorized shares of Series B Convertible Preferred Stock as part of the Units and the sale of other units reported in the August 2010 Form 8-K, the Company’s Current Report on Form 8-K dated September 21, 2010, as filed with the Securities and Exchange Commission on September 24, 2010, the Company’s Current Report on Form 8-K dated September 27, 2010, as filed with the Securities and Exchange Commission on September 29, 2010, the Company’s Current Report on Form 8-K dated October 18, 2010, as filed with the Securities and Exchange Commission on October 22, 2010, the Company’s Current Report on Form 8-K dated December 8, 2010, as filed with the Securities and Exchange Commission on December 14, 2010, the Company’s Current Report on Form 8-K dated December 23, 2010, as filed with the Securities and Exchange Commission on December 29, 2010, and the Company’s Current Report on Form 8-K dated February 8, 2011, as filed with the Securities and Exchange Commission on February 14, 2011. The designation, powers, preferences and rights of the shares of Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are contained in the Series B Certificate of Designation and are summarized in the August 2010 Form 8-K.

Because there are at least 1,667 shares of Series B Convertible Preferred Stock outstanding, the Company’s board of directors is required, at the request of the holders of a majority of the Series B Convertible Preferred Stock, to increase its size by one member and cause such resulting vacancy to be filled by a director designated by such holders. Such holders have not made such a request thus far.

The foregoing description of the Subscription Agreements, the Series B Convertible Preferred Stock and the Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, the Series B Certificate of Designation and the form of Warrant, copies of which are filed with the August 2010 Form 8-K as Exhibits 10.1, 3.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth in Item 1.01 above, which is incorporated herein by reference.

The sales of securities reported in Item 1.01 above were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Form of Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Entertainment Inc.

March 9, 2011	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Promissory Note